Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5464

Public Relations Contact

Robin Stoecker, 650.603.5854

MERCURY INTERACTIVE CORPORATION RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF FORM 10-Q – COMPANY TO REQUEST HEARING

MERCURY ANTICIPATES FILING FORM 8-K TO FURNISH SECOND QUARTER BUSINESS OVERVIEW

MOUNTAIN VIEW, CALIF., — AUGUST 12, 2005 — Mercury Interactive Corporation (NASDAQ: MERQ), today announced that due to the delay in the filing of its Form 10-Q for the period ended June 30, 2005, it has received a letter from the The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

Mercury will appeal the NASDAQ Staff’s determination by requesting a hearing before the Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of MERQ common stock pending the Panel’s review and determination. Until the Panel issues a determination and the expiration of any exception granted by the Panel, Mercury’s common stock will continue to be traded on The Nasdaq National Market. However, as a result of the delayed filing of its Form 10-Q, the trading symbol for the Company’s common stock will be changed from MERQ to MERQE effective as of the opening of business on August 15, 2005.

As previously announced, Mercury has delayed filing its Quarterly Report on Form 10-Q due to the internal investigation relating to past stock option grants being directed by a Special Committee consisting of disinterested members of the Audit Committee. Mercury does not believe that any restatement will have an impact on its historical revenues, cash position or non-stock option related operating expenses. Mercury is unable to determine at this time when the Special Committee will report on its

Mercury Interactive Corporation Receives Notice from NASDAQ Due to Late Filing of Form 10-Q – Company to Request Hearing

investigation to the Board of Directors. Mercury intends to file its Form 10–Q for the second quarter as soon as practicable following the Special Committee’s report to its Board of Directors. Prior to that time, Mercury anticipates that it will file a current report on Form 8-K to furnish certain information relating to Mercury’s business overview for the second quarter.

“We are working with the Special Committee to complete the internal investigation into past stock option grants and complete our 10-Q filings,” said Amnon Landan, chairman and CEO at Mercury. “The people of Mercury are focused on the success of our customers and executing our business plan to capitalize on our large and growing market opportunity.”

Although the Company is fully cooperating with the Special Committee so that the Special Committee may finalize its investigation and the Company may complete its Form 10-Q, there can be no assurance that the Panel will grant the Company’s request for an extension that would allow the continued listing of the Company’s common stock on The Nasdaq Stock Market until the Company files its Form 10-Q for the quarter ended June 30, 2005 with the Securities and Exchange Commission.

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people and processes of IT; deliver and manage applications; and integrate IT strategy and execution. Customers worldwide rely on Mercury offerings to improve quality and performance of applications and manage IT costs, risks and compliance. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

Mercury Interactive Corporation Receives Notice from NASDAQ Due to Late Filing of Form 10-Q – Company to Request Hearing

FORWARD LOOKING STATEMENTS

The press release contains “forward–looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward–looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the timing and results of the Special Committee investigation, 2) the nature and scope of the Special Committee investigation, 3) expectations as to the completion of the investigation and timing of the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2005, 4) any listing requirements which may be prescribed or any determination which may be made by a Nasdaq Listing Qualifications Panel, 5) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of a likely restatement, 6) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10–K for the fiscal year ended December 31, 2004, and the Quarterly Report on Form 10–Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of August 12, 2005, and Mercury undertakes no duty to update this information.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com